Szaferman, Lakind, Blumstein & Blader, P.C.

Attorneys at Law

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

P: 609.275.0400

F: 609.275.4511

www.szaferman.com

November 1, 2013

Tabacalera Ysidron, Inc.

100 Europa Drive, Ste. 455

Chapel Hill, North Carolina 27517

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Ryan A. Marrone

Bruce M. Sattin***

Gregg E. Jaclin**

Of Counsel

Stephen Skillman

Linda R. Feinberg

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

Eric M. Stein**

Robert P. Panzer

Robert G. Stevens Jr.**

Michael D. Brottman**

Benjamin T. Branche*

Lindsey Moskowitz Medvin**

Mark A. Fisher

Tracey C. Hinson**

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Ruff

Jamie Yi Wang#

Bella Zaslavsky**

Blake J. Barron**

Kathleen O’Brien**

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

Gentlemen:

You have requested our opinion as counsel for Tabacalera Ysidron, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 2,745,000 of the Company’s common stock, par value $0.0001 per share made pursuant to Regulation D of Rule 506 (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(c)	the certificate of an Officer of the Company dated as of event date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated November 8, 2011;
(d)	a Board of Directors resolution approving the Offering pursuant to Regulation D of Rule 506; and
(e)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated October 22, 2013.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock to be sold by the selling security-holders has been duly authorized and is legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Power Gala Corp. November 1, 2013 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm